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                                                                     Exhibit 4.1

This Certifies That
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is hereby issued                                                      fully paid
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and non-assessable Shares of the Stock of the above named Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be
hereunto affixed this                       day of            A.D.
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         Secretary                                  President